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As filed with the Securities and Exchange Commission on November 2, 2018

Registration No. 333-227547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVASCIENCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	45-1472564 (I.R.S. Employer Identification Number)

9 Fourth Avenue
Waltham, MA 02451
(617) 500-2802
(Address including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Christopher A. Kroeger, M.D., M.B.A.
President & Chief Executive Officer
OvaScience, Inc.
9 Fourth Avenue
Waltham, MA 02451
(617) 500-2802
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William C. Hicks, Esq. Megan N. Gates, Esq. Daniel A. Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Julia C. Owens, Ph.D. President & Chief Executive Officer Millendo Therapeutics, Inc. 301 N. Main Street Suite 100 Ann Arbor, MI 48104 (734) 845-9000	Miguel J. Vega, Esq. Nicole Brookshire, Esq. Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.     ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging Growth Company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2, referred to as Amendment No. 2, to the Registration Statement on Form S-4 (File No. 333-227547) of OvaScience, Inc., referred to as the Registration Statement, is being filed solely for the purpose of filing Exhibits 10.47, 10.48, 10.49, 10.50, 10.51, 10.52 and 10.53, as indicated in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the proxy statement/prospectus/information statement that forms a part of the Registration Statement. Accordingly, the proxy statement/prospectus/information statement has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS/INFORMATION
STATEMENT

Item 20.    Indemnification of Directors and Officers

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        OvaScience's restated certificate of incorporation provides that OvaScience shall indemnify and advance expenses to each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of OvaScience, or is or was serving, or has agreed to serve, at the request of OvaScience, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), liabilities, losses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom.

        OvaScience has indemnification agreements with its directors, in addition to the indemnification provided for in its restated certificate of incorporation, and intends to enter into indemnification agreements with any new directors in the future.

        OvaScience has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of OvaScience against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        Pursuant to the terms of the Merger Agreement and subject to applicable law, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, OvaScience shall indemnify and hold harmless each person who is now, or has been at any time prior to the date thereof, or who becomes prior to the Effective Time, a director or officer of OvaScience or Millendo, respectively, against all Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director or officer of OvaScience or Millendo, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations, provided that such officer or director acted in good faith and in a manner such party reasonable believed to be in or not opposed to the best interest of OvaScience or the Surviving Corporation, as applicable, and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe such conducted was unlawful; provided, further, that, if applicable law so provides, no indemnification against such Costs shall be made in respect of any claim, issue or matter in such proceeding as to which the director or officer shall have been adjudged to be liable to OvaScience or the Surviving Corporation unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made. Subject to applicable law, each such director and officer will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of OvaScience and the Surviving Corporation, jointly and severally, upon receipt by OvaScience or the Surviving Corporation from such director or officer of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to OvaScience or the Surviving Corporation, as applicable, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Such statement or statements shall reasonably evidence the expenses incurred by the directors and officers.

        Further, pursuant to the Merger Agreement, the provisions of the OvaScience restated certificate of incorporation and the OvaScience by-laws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of OvaScience shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of OvaScience, unless such modification is required by applicable law.

        From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of Millendo to each person who is or has served as a director or officer of Millendo as of immediately prior to the Closing pursuant to any indemnification provisions under the Millendo certificate of incorporation or Millendo bylaws and pursuant to any indemnification agreements between Millendo and such directors and officers, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) OvaScience shall fulfill and honor in all respects the obligations of OvaScience to each person who is or has served as a director or officer of OvaScience as of immediately prior to the Closing pursuant to any indemnification provisions under the OvaScience Charter or OvaScience Bylaws and pursuant to any indemnification agreements between OvaScience and such directors and officers that were in effect prior to the date of the Merger Agreement, with respect to claims arising out of matters occurring at or prior to the Effective Time.

        The Merger Agreement also provides that OvaScience shall maintain directors' and officers' liability insurance policies commencing at the closing time of the Merger, on commercially available terms and conditions with coverage limits customary for U.S. public companies similar situated to OvaScience. In addition, OvaScience shall purchase, prior to the Effective Time, a six-year prepaid "D&O tail policy" for the non-cancellable extension of the directors' and officers' liability coverage of OvaScience's existing directors' and officers' insurance policies and OvaScience's existing fiduciary liability insurance policies, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time.

        From and after the Effective Time, OvaScience shall pay all expenses, including reasonable attorneys' fees, that are incurred by indemnified persons in connection with their successful enforcement of the rights provided to such persons in the Merger Agreement. The director and officer indemnification provisions of the Merger Agreement are intended to be in addition to the rights otherwise available to the current and former officers and directors of OvaScience and Millendo by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of such indemnified persons, their heirs and their representatives.

        In the event OvaScience or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of OvaScience or the Surviving Corporation, as the case may be, shall succeed to the indemnification obligations set forth in the Merger Agreement. OvaScience shall cause the Surviving Corporation to perform all of the director and officer indemnification obligations of the Surviving Corporation under the Merger Agreement.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibit Index

        A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

        (b)   Financial Statements

        No financial statements are being filed with this Amendment No. 2 to the registration statement on Form S-4.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes as follows:

    (1)
    That prior to any public reoffering of the securities registered hereunder through use of a proxy statement/prospectus/information statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering proxy statement/prospectus/information statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2)
    That every proxy statement/prospectus/information statement (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To respond to requests for information that is incorporated by reference into this proxy statement/prospectus/information statement pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4)
    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

Exhibit Number		Description of Document
2.1	*	Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among OvaScience, Inc., Orion Merger Sub, Inc. and Millendo Therapeutics, Inc. (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

2.2	*	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among OvaScience, Inc., Orion Merger Sub, Inc. and Millendo Therapeutics, Inc., dated as of September 25, 2018 (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

2.3	*	Second Amendment to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among OvaScience, Inc., Orion Merger Sub, Inc. and Millendo Therapeutics, Inc., dated as of November 1, 2018 (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

2.4	*	Form of OvaScience Voting Agreement, by and between Millendo Therapeutics, Inc. and certain stockholders of OvaScience, Inc. (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

2.5	*	Form of Voting Agreement by and between OvaScience, Inc. and certain stockholders of Millendo Therapeutics, Inc., and solely for purposes of Section 1.4 thereof, OvaScience, Inc. (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

2.6	*	Form of Lock-up Agreement, by and between OvaScience, Inc. and Millendo Therapeutics, Inc. and certain stockholders of OvaScience, Inc. and Millendo Therapeutics, Inc. (incorporated by reference from Annex A to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

3.1		Restated Certificate of Incorporation of OvaScience, Inc. (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2013).

3.2		Third Amended and Restated Bylaws, as Amended, of OvaScience, Inc. (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2018).

4.1		Specimen Stock Certificate evidencing shares of Common Stock of OvaScience, Inc. (incorporated by reference from the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 29, 2012).

5.1		Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities.

8.1	*	Legal Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding tax matters.

Exhibit Number		Description of Document
8.2	*	Opinion of Cooley LLP regarding tax matters.

10.1	#	2011 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 to the Registration Statement on Form 10 filed on April 11, 2012, File No. 000-54647).

10.2	#	Form of Incentive Stock Option Agreement under the 2011 Stock Incentive Plan (incorporated by reference from Exhibit 10.2 to the Registration Statement on Form 10 filed on May 17, 2012, File No. 000-54647).

10.3	#	Form of Nonstatutory Stock Option Agreement under the 2011 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Registration Statement on Form 10 filed on May 17, 2012, File No. 000-54647).

10.4	#	Form of Restricted Stock Agreement under the 2011 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to the Registration Statement on Form 10 filed on April 11, 2012, File No. 000-54647).

10.5	#	2012 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 to the Registration Statement on Form 10 filed on April 11, 2012, File No. 000-54647).

10.6	#	Form of Incentive Stock Option Agreement under the 2012 Stock Incentive Plan (incorporated by reference from Exhibit 10.6 to the Annual Report on Form 10-K filed on March 16, 2015, File No. 001-35890).

10.7	#	Form of Nonstatutory Stock Option Agreement (incorporated by reference from Exhibit 10.7 to the Annual Report on Form 10-K filed on March 16, 2015, File No. 001-35890).

10.8	†	Exclusive License Agreement, dated June 27, 2011, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 11, 2015, File No. 001-35890).

10.9	†	Amendment No. 1 to the Exclusive License Agreement, dated September 7, 2011, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on May 11, 2015, File No. 35890).

10.10	†	Amendment No. 2 to the Exclusive License Agreement, dated July 30, 2013, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.12 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.11		Amendment No. 3 to the Exclusive License Agreement, dated September 9, 2013, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.13 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.12	†	Amendment No. 4 to the Exclusive License Agreement, dated November 14, 2013, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.14 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.13	†	Amendment No. 5 to the Exclusive License Agreement, dated December 18, 2013, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.15 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.14	†	Amendment No. 6 to the Exclusive License Agreement, dated August 29, 2016, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on November 3, 2016, File No. 001-35890).

Exhibit Number		Description of Document
10.15	†	Amendment and Restated Exclusive License Agreement, dated November 6, 2017, between OvaScience, Inc. and the General Hospital Corporation (incorporated by reference from Exhibit 10.15 the Annual Report on Form 10-K on March 15, 2018, File No. 001-35890).

10.16	†	Intellectual Property License Agreement, dated December 18, 2013, between OvaScience, Inc. and OvaXon, LLC (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.17	†	Exclusive Channel Collaboration Agreement, dated December 18, 2013, between OvaScience, Inc. and Intrexon Corporation and OvaXon, LLC (incorporated by reference from Exhibit 10.35 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.18		Exclusive Channel Collaboration Agreement, dated December 18, 2013, between OvaScience, Inc. and OvaXon, LLC (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K filed on February 27, 2014, File No. 001-35890).

10.19		Lease Agreement, dated May 22, 2015, by and between Nine Fourth Avenue LLC and OvaScience, Inc. (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 10, 2015, File No. 001-35890).

10.20	#	Form of Indemnification Agreement between OvaScience, Inc. and Richard Aldrich (incorporated by reference from Exhibit 10.21 to the Registration Statement on Form 10 filed on April 11, 2012, File No. 000-54647).

10.21	#	Form of Indemnification Agreement between OvaScience, Inc. and each of Jeffrey Capello, Mary Fisher, John Howe, Marc Kozin, Thomas Malley and John Sexton (incorporated by reference from Exhibit 10.22 to the Registration Statement on Form 10 filed on April 11, 2012, File No. 000-54647).

10.22	#	Amended and Restated Non-Employee Director Compensation Policy of OvaScience, Inc. (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K filed on March 16, 2015, File No. 001-35890).

10.23	#	Amended and Restated Letter Agreement, dated December 9, 2014, between OvaScience, Inc. and Michelle Dipp (incorporated by reference from Exhibit 10.21 to the Annual Report on Form 10-K filed on March 16, 2015, File No. 001-35890).

10.24	#	Stock Option Agreement, dated December 9, 2014, between OvaScience, Inc. and Michelle Dipp (incorporated by reference from Exhibit 10.24 to the Annual Report on Form 10-K filed on March 16, 2015, File No. 001-35890).

10.25	#	Executive Agreement, dated January 5, 2016, between OvaScience, Inc. and Michelle Dipp (incorporated by reference from Exhibit 10.29 to the Annual Report on Form 10-K filed with on February 26, 2016, File No. 001-35890).

10.26	#	Independent Consulting Agreement and Separation Agreement, dated March 31, 2016, between OvaScience, Inc. and Arthur Tzianabos (incorporated by reference from Exhibit 10.9 to the Quarterly Report on Form 10-Q filed on May 5, 2016, File No. 001-35890).

10.27	#	Offer Letter, dated September 6, 2016, by and between OvaScience, Inc. and Christophe Couturier (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on September 6, 2016, File No. 001-35890).

10.28	#	Nonstatutory Stock Option Agreement between OvaScience, Inc. and Christophe Couturier dated September 6, 2016 (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with on November 3, 2016, File No. 001-35890).

Exhibit Number		Description of Document
10.29	#	Separation Agreement between OvaScience, Inc. and Harald Stock dated December 21, 2016 (incorporated by reference from the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2017).

10.30	#	Separation Agreement between OvaScience, Inc. and Paul W.D. Chapman dated December 21, 2016 (incorporated by reference from Exhibit 10.43 to the Annual Report on Form 10-K filed on March 2, 2017, File No. 001-35890).

10.31	#	Employment Agreement, dated June 21, 2017, between OvaScience, Inc. and Christopher Kroeger (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 3, 2017, File No. 001-35890).

10.32	#	Advisory Agreement between OvaScience, Inc. and Michelle Dipp, M.D., dated as of June 21, 2017, as amended as of August 3, 2017 (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 3, 2017, File No. 001-35890).

10.33	#	Separation Agreement between OvaScience, Inc. and Christopher Couturier, dated June 21, 2017 (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on August 3, 2017, File No. 001-35890).

10.34	#	Amended Employment Agreement between OvaScience, Inc. and Jonathan Gillis, dated as of June 14, 2017 (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q filed on August 3, 2017, File No. 001-35890).

10.35	#	Nonstatutory Stock Option Agreement, dated June 21, 2017, between OvaScience, Inc. and Christophe A. Kroeger (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 2, 2017, File No. 001-35890).

10.36	#	Offer Letter, dated January 2, 2018, between OvaScience, Inc. and James Lillie (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K filed on March 15, 2018, File No. 001-35890).

10.37	#	Sales Agreement between OvaScience, Inc. and Cowen and Company, LLC, dated November 3, 2016 (incorporated by reference from Exhibit 1.2 to the Registration Statement on Form S-3 filed on November 3, 2016, File No. 333-214413).

10.38	#	Nonstatutory Stock Option Agreement between OvaScience, Inc. and James W. Lillie, Ph.D., dated March 6, 2018 (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on May 3, 2018, File No. 001-35890).

10.39	#	Termination of Advisory Agreement between OvaScience, Inc. and Michelle Dipp, dated April 30, 2018 (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q filed on May 3, 2018, File No. 001-35890).

10.40	#	Retention Agreement between OvaScience and Christopher A. Kroeger, dated May 3, 2018 (incorporated by reference from Exhibit 10.1 to the Quarterly report on Form 10-Q filed on August 9, 2018, File No. 001-35890).

10.41	#	Retention Agreement between OvaScience and James Lillie, dated May 3, 2018 (incorporated by reference from Exhibit 10.2 to the Quarterly report on Form 10-Q filed on August 9, 2018, File No. 001-35890).

10.42	#	Retention Agreement between OvaScience and Jonathan Gillis, dated May 3, 2018 (incorporated by reference from Exhibit 10.3 to the Quarterly report on Form 10-Q filed on August 9, 2018, File No. 001-35890).

10.43	#	Amendment to Retention Agreement between OvaScience and Jonathan Gillis, dated May 3, 2018 (incorporated by reference from Exhibit 10.4 to the Quarterly report on Form 10-Q filed on August 9, 2018, File No. 001-35890).

Exhibit Number		Description of Document
10.44	†*	Amended and Restated License Agreement, by and between Millendo Therapeutics, Inc. and the Regents of the University of Michigan, dated November 9, 2015.

10.45	*	Stock Purchase Agreement, by and among OvaScience, Inc., the purchasers set forth on Schedule I thereto and Millendo Therapeutics, Inc., dated November 1, 2018.

10.46	*	Registration Rights Agreement, by and among OvaScience, Inc. and the persons listed on Schedule A thereto, dated November 1, 2018.

10.47		Contract No. A1308020, by and between Alizé Pharma SAS (n/k/a Millendo Therapeutics SAS) and Bpifrance Financement, dated January 27, 2014.

10.48		Contract No. A1308020, by and between Alizé Pharma SAS (n/k/a Millendo Therapeutics SAS) and Bpifrance Financement, dated January 27, 2014 (English Translation).

10.49	#	Atterocor, Inc. (n/k/a Millendo Therapeutics, Inc.) 2012 Stock Incentive Plan.

10.50	#	Offer Letter, by and between Millendo Therapeutics, Inc. and Jeffery M. Brinza, dated July 28, 2015.

10.51		Assignment Agreement, by and among Alizé Pharma SAS (n/k/a Millendo Therapeutics SAS), Erasmus University Medical Center and the University of Turin, dated April 25, 2007.

10.52	#	Employment Agreement, by and between Millendo Therapeutics, Inc. and Julia C. Owens, Ph.D., dated July 25, 2012.

10.53	#	Offer Letter, by and between Millendo Therapeutics, Inc. and Pharis Mohideen, M.D., dated October 10, 2014.

23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to OvaScience, Inc.

23.2	*	Consent of Ernst & Young LLP, Independent Auditors to Millendo Therapeutics, Inc.

23.3	*	Consent of RSM Rhône-Alpes, Independent Auditors to Millendo Therapeutics SAS.

23.4		Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 hereto).

23.5	*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 8.1 hereto).

23.6	*	Consent of Cooley LLP (included in Exhibit 8.2 hereto).

24.1	*	Power of attorney (included on the signature page to this Registration Statement filed on September 26, 2018).

99.1	*	Form of Proxy Card for the OvaScience, Inc. Special Meeting of Stockholders.

99.2	*	Opinions of Ladenburg Thalmann & Co., Inc., financial advisor to OvaScience, Inc. (incorporated by reference from Annexes B-1 and B-2 to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

99.3		Consent of Ladenburg Thalmann & Co., financial advisor to OvaScience, Inc.

99.4	*	Proposed Certificate of Amendment to the Restated Certificate of Incorporation of OvaScience, Inc. for Reverse Stock Split (incorporated by reference from Annex D to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

Exhibit Number		Description of Document
99.5	*	Proposed Certificate of Amendment to the Restated Certificate of Incorporation of OvaScience, Inc. for Name Change (incorporated by reference from Annex E to the proxy statement/prospectus/information statement forming a part of Amendment No. 1 to this Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2018).

99.6	*	Consent of Carol G. Gallagher, Pharm.D. to be named as a director.

99.7	*	Consent of Carole L. Nuechterlein to be named as a director.

99.8	*	Consent of Julia C. Owens, Ph.D. to be named as a director.

99.9	*	Consent of James M. Hindman to be named as a director.

99.10	*	Consent of Randall W. Whitcomb, M.D. to be named as a director.

99.11	*	Consent of Mary Lynne Hedley, Ph.D. to be named as a director.

99.12	*	Consent of Habib J. Dable to be named as a director.

101	*	The following materials from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2017 and the Registrant's Quarterly Reports on Form 10-Q for the quarters ending June 30, 2018 and March 31, 2018, formatted in Extensible Business Reporting Language (XBRL) includes: (i) Balance Sheets at June 30, 2018, March 31, 2018 and December 31, 2017, (ii) Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2018 and 2017, (iii) Statements of Cash Flows for the Six Months Ended June 30, 2018 and 2017 and (iv) Notes to Financial Statements.

*
Previously filed.

#
Indicates a management contract or compensatory plan, contract or arrangement.

†
Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts, on the 2nd day of November, 2018.

OVASCIENCE, INC.
/s/ CHRISTOPHER A. KROEGER, M.D., M.B.A
Christopher A. Kroeger, M.D., M.B.A.
President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

/s/ CHRISTOPHER A. KROEGER, M.D., M.B.A. Christopher A. Kroeger, M.D., M.B.A.		President and Chief Executive Officer (principal executive officer)	November 2, 2018
/s/ JONATHAN GILLIS Jonathan Gillis		Senior Vice President, Finance (principal financial officer)	November 2, 2018
* Jeffrey D. Capello		Director	November 2, 2018
* Richard Aldrich		Director	November 2, 2018
* Mary Fisher		Director	November 2, 2018
* John P. Howe, III, M.D.		Director	November 2, 2018
* Marc Kozin		Director	November 2, 2018
* John Sexton, Ph.D.		Director	November 2, 2018
*By:	/s/ CHRISTOPHER A. KROEGER, M.D., M.B.A. Christopher A. Kroeger, M.D., M.B.A. Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
EXHIBIT INDEX